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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-73616) and on Form S-8 (File No's. 333-39802 and 333-57536) of Handspring, Inc. of our report dated July 16, 2002, except as to Note 10, as to which the date is September 18, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
September 25, 2002